SCHEDULE 14A
                          (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
      Proxy statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant (x)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
(x) Preliminary Proxy Statement      ( ) Confidential, for Use of the
      (Amendment #2)                       Commission Only (as permitted
                                           by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                      ETS International, Inc.
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        (Name of Registrant as Specified in Its Charter)

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            (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
(x) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
(1)  Title of each class of securities to which transaction applies:
                    Common Stock without par value
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(2) Aggregate number of securities to which transaction applies:
                              13,415,697
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(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:
                                  $125
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(x) Fee paid previously with preliminary materials.

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( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.
(1) Amount Previously Paid:

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
(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                              October 4, 1996

Dear Fellow Shareholder:

The Fiscal 1997 Annual Shareholders' Meeting of ETS International, Inc. ("ETSI" or the "Company") will be held at 10:00 a.m. on Friday, October 25, 1996, at ETSI headquarters, 1401 Municipal Road, NW, Roanoke, Virginia 24012. Enclosed you will find formal Notice of Annual Meeting, Proxy and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our shareholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy by withdrawing your Proxy vote at the meeting.

The Company's Board of Directors believes that a favorable vote for each matter described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in ETS
International, Inc.

                             Sincerely,


                             John D. McKenna, Ph.D.
                             President and Chairman

        NOTICE OF FISCAL 1997 ANNUAL MEETING OF SHAREHOLDERS

        TO THE SHAREHOLDERS OF ETS INTERNATIONAL, INC.:

NOTICE is hereby given that the Fiscal 1997 Annual Meeting of Shareholders (the "Meeting") of ETS International, Inc. ("ETSI") will be held at the ETSI headquarters, 1401 Municipal Road, NW, Roanoke, Virginia 24012 on Friday, October 25, 1996, at 10:00 a.m., local time, for the following purposes:
1.   Election of Directors for the ensuing year.
2. Approval of the appointment of independent auditors for fiscal year 1997.
3. Approval of an amendment to ETSI's Articles of Incorporation which would increase the authorized number of shares of common stock without par value from 20,000,000 shares to 30,000,000 shares.
4. Approval of an amendment to the Articles of Incorporation of ETSI which would authorize the issuance of 5,000,000 shares of preferred stock without par value.
5. Transaction of such other business as may properly come before the Meeting, or any adjournments thereof.
Only shareholders of record at the close of business on August 31, 1996 are entitled to notice of and to vote at the Meeting or any adjournments thereof.
Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.

                   BY ORDER OF THE BOARD OF DIRECTORS



                    John C. Mycock
                    Secretary to the Board of Directors


                    October 4, 1996

                         PROXY STATEMENT

          FOR FISCAL 1997 ANNUAL MEETING OF SHAREHOLDERS

                      ETS INTERNATIONAL, INC.
                         1401 Municipal Road
                          Roanoke, Virginia
                           USA  24012-1309

Solicitation of the enclosed fiscal 1997 proxy is made by and on behalf of the Board of Directors (the "Board of Directors") of ETS International, Inc. ("ETSI" or the "Company") to be used at the Fiscal 1997 Annual Meeting of Shareholders to be held at the ETSI headquarters, 1401 Municipal Road, NW, Roanoke, Virginia 24012 on Friday, October 25, 1996 at 10:00 a.m., and at any adjournments thereof. The mailing date of the Proxy Statement and the accompanying Proxy is October 7, 1996.

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers, directors and regular employees of ETSI, or its subsidiaries, ETS, Inc. ("ETS"), ETS Analytical Services, Inc. ("ETSAS") and ETS Water and Waste Management, Inc. ("ETSW") may solicit proxies by telephone, telegram, facsimile or by personal contact. It is contemplated that brokerage houses and nominees may be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons; and ETSI may reimburse them for their charges and expenses in this connection.
All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereupon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Board at the address above.
A copy of the Company's Annual Report for the fiscal year ended May 31, 1996, has been mailed to you, but should not be considered proxy solicitation material.

Shareholder nominations for Directors and shareholder proposals for the Fiscal 1998 Annual Meeting should be sent to the Company in writing on or before July 31, 1997. ETSI has received no shareholder nominations or proposals for the Fiscal 1997 Annual Meeting.

ETSI has only one class of shares outstanding. The Company has fixed the close of business on August 31, 1996 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. As of July 31, 1996, there were outstanding 12,550,733 shares of common stock without par value ("Shares of Common Stock") each share entitled to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, Shares of Common Stock represened by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects absentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of Shares of Common Stock are not entitled to cumulative voting rights.

The election of a nominee for director requires approval of such nominee by a plurality of the shares present and entitled to vote in person or by proxy and the approval of each of the other proposals described in the Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting).

               SECURITY OWNERSHIP OF MANAGEMENT
                  AND CERTAIN BENEFICIAL OWNERS

As of July 31, 1996, there were 12,550,733 Shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each Share of Common Stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The following table sets forth, as of July 31, 1996, the beneficial ownership of each current director, each of the executive officers named in the Summary Compensation Table, the executive officers and directors as a group and each shareholder, known to management of the Company, to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

Title of       Name of             Amount and Nature       Percent of
Class      Beneficial Owner          of Beneficial           Class
                                       Ownership

Common Stock Dr. John D. McKenna (2)   1,228,100 (1) (3)       9.8%
             1401 Municipal Road, NW
             Roanoke, VA 24012
Common Stock John C. Mycock (2)          336,450 (1) (4)       2.7%
             1401 Municipal Road, NW
             Roanoke, VA 24012
Common Stock Coleman S. Lyttle (2)     1,091,334 (1) (5) (11)  8.7%
             2210 Belt Boulevard
             Richmond, VA 23224
Common Stock Navin D. Sheth (2)          532,208 (1) (6)       4.2%
             2210 Belt Boulevard
             Richmond, VA 23224
Common Stock David F. Tompkins (2)         6,106 (1) (7)       0.1%
             1401 Municipal Road, NW
             Roanoke, VA 24012
Common Stock Thomas W. Marmon          1,084,288 (1) (8) (10)  8.6%
             4390 Airwest Drive, SE
             Grand Rapids, MI 49512
Common Stock Lee A. Raver                341,800 (1) (9)       2.7%
             1788 Hungary Road
             Richmond, VA 23228
Common Stock Roberta Greiner           1,276,000              10.2%
             5408 Setter Road
             Roanoke, VA 24012
Common Stock Dr. Allen Kahn              971,834 (1)           7.7%
             2125 Evans Road
             Flossmore, IL 60422
Common Stock Directors and executive
             officers as a group       4,620,286              36.8%

1. Pursuant to the rules of the Securities and Exchange Commission, Shares of Common Stock which are not outstanding but which a person has the right to acquire within 60 days of July 31, 1996 are considered as shares outstanding for purposes of computing the percentage of Shares of Common Stock owned by such person, but such shares are not deemed outstanding for the purposes of computing the percentage of Shares of Common Stock owned by any other person.

2.  Named executive officer.
3. Includes 120,000 shares issuable upon the exercise of options as follows: 100,000 shares pursuant to the 1992 Nonstatutory Option Plan and 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
4. Includes 80,000 shares issuable upon the exercise of options as follows: 60,000 shares pursuant to the 1992 Nonstatutory Option Plan and 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
5.  Includes 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
6.  Includes 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
7. Includes 64,604 shares issuable upon the exercise of options as follows: 6,000 options issued to laboratory employees in 1992, 4,000 shares pursuant to the 1992 Incentive Option Plan and 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
8. Includes 120,000 shares issuable upon the exercise of options as follows: 100,000 shares pursuant to warrants issued in February, 1992 and 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
9. Includes 470,000 shares issuable upon the exercise of options as follows: 100,000 shares pursuant to warrants issued in February, 1992, 350,000 shares pursuant to options issued in July, 1993 and 20,000 shares pursuant to the 1994 Nonstatutory Option Plan.
10. Includes shares registered in the name of the Thomas W. Marmon Trust.
11. Does not include shares in the name of the Estate of Stamie E.
Lyttle of which Coleman Lyttle is executor and certain trusts created thereby of which he is trustee. Mr. Lyttle is not a beneficiary of the estate or the beneficial owner of Shares of Common Stock owned by the estate or by any such trust.

                  SUMMARY COMPENSATION TABLE
Unless the context otherwise requires, the term the "Company" as used in connection with executive compensation refers to ETSI and its wholly owned operating subsidiaries, ETSl, ETSAS and ETSW. All employees are paid cash compensation by the various subsidiaries and not by ETSI. The following table provides information as to annual, long-term and other compensation paid by the Company to its Chief Executive Officer and to each of the other named executive officers of the Company who earned in excess of $100,000 per year for services rendered in all capacities to the Company and/or its subsidiaries.

           Option/SAR Grants in Last Fiscal Year Table
The following table provides information as to options granted to the named executive officers during fiscal 1996. No separate stock appreciation rights ("SARs") were granted in fiscal 1996.

Annual Compensation                             Long Term Compensation
                                                     Awards Payouts

(a)         (b)  (c)   (d)     (e)     (f)        (g)      (h)     (i)
Name and                       Other                               All
Principal  Fiscal Salary Bonus Annual  Restricted Options LTIP    Other
Position    Year  ($)    ($)   Compen- Stock      SARs   Payouts Compen-
                               sation  Awards       #     ($)    sation
                                ($)                                 ($)

John D.     1996  $93,783
Mckenna.    1995  100,301
President   1994   45,823
and
Chairman
of the
Board


Coleman
Lyttle      1996 $150,943
Presi-      1995  127,464
dent of     1994  206,603
a sub-
sidiary
and a
Director

       Aggregated Options Granted and Exercised in Last Fiscal Year and
                  Fiscal Year End Option/SAR Values

The following tables sets forth certain information concerning the number of stock options held by the named Officers as of May 31, 1995.

                Option/SAR Grants in Last Fiscal Year Table

The following table provides information as to options granted to the named executive officers during fiscal 1996. No separate stock appreciation rights ("SARs") were granted in fiscal 1996.

                                                  Potential
                                                  Realizable Value
                                                  at Assumed Annual
                                                  Rates of Stock
                                                  Price Appreciation
          Individual Grants                       For Option Term

          Number of   Percent of
          Securities  Total Options
          Underlying  Granted to     Exercise or
          Options     Employees in   Base Price   Expiration
Name      Granted     Fiscal Year    ($/share)    Date       5%($) 10%($)

John D.
McKenna

Coleman
S. Lyttle

        Aggregated Options Granted and Exercised in Last Fiscal Year and
                    Fiscal Year End option/SAR Values

The following tables sets forth certain information concerning the number of stock options held by the named Officers as of May 31, 1995.

                                       Number of
                                       Shares           Dollar value
                                       underlying       of unexercised
                                       unexercised      (in-the-money)
                                       options/warrants options/warrants
                                       on 05/31/96      on 5/31/96

         Shares                 Exer-           Non-               Non-
         Acquired on  Value     cise   Exer-    Exer-     Exer-    Exer-
Name     Exercise     Realized  Price  cisable  cisable   cisable  cisable

John D.
McKenna                         120,000

Coleman
S. Lyttle                        20,000

                       Compensation of Directors

Directors who are not employees of the Company are entitled to receive the base level of stock options awarded to executives. Outside directors do not receive any fees for attending meetings of the Board but are reimbursed for their out-of pocket expenses in connection therewith.

           Board of Directors' Report on Executive compensation

The compensation of the Company's executive officers and key managers, ("executives") is reviewed and approved annually by the Board of Directors. In addition to reviewing and approving executive officers' salary and bonus arrangements, the Board of Directors establishes policies and guidelines for other benefits and administers the awards of stock options pursuant to the Company's stock option plans.

            Compensation Policies and Procedures Applicable to
                      Executives for Fiscal 1996

General.
Compensation of the Company's executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of the Company's executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on the key managers in doing so. the Board focuses on two primary components of the Company's executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation and long-term incentive compensation. The Company has not paid cash incentive bonuses during fiscal 1996.

Base Salary Compensation.
Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom the Company expects to compete for executive talent. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries. Each year, base salaries of executives are increased by increases in an average of local and national of cost of living indexes. In fiscal 1996, each executive accepted decreases in salary as a result of the Company's operational losses. No bonuses were awarded to executives in fiscal 1996. The Board intends to award year-end bonuses to executives, but only in the event the Company is profitable. The total of all bonuses will be based on the Company's overall economic performance. Relative bonuses will be awarded pursuant to the Board's subjective analysis of each executive's performance.

Long Term Incentive Compensation.
It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of the Company's shareholders. Awards of stock options to executives have historically been at then-current market prices and, in keeping with the Company's objective to link pay with corporate loyalty, generally vest over a period of one to five years. The Board believes that option grants should be considered on an annual basis. In general, a fixed minimum option grant is awarded to all executives and additional grants may be awarded from time to time consistent with the relative pay levels of the executives.

CEO John McKenna's Compensation.
In reviewing and approving Dr. McKenna's fiscal 1996 compensation, the Board of Directors considered the same criteria detailed herein with respect to executives in general. Dr. McKenna's base salary for fiscal 1996 (effective December 1, 1995) was established at $97,594 which is below the midpoint of base compensation for CEO's of comparable companies. This amount represented a 3% cost of living increase over the base salary which was awarded to Dr. McKenna in fiscal 1995.

Audit Committee.
This committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are John D McKenna, John
C. Mycock and Lee A Raver.

The Board of Directors does not have a standing compensation committee and responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management and administering the Company's stock option plans are the responsibility of the entire Board of Directors.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder entitled to vote for the election of directors, Nominations made by shareholders must be made by written notice received by the Secretary of the Company by July 31 of the year preceding the annual meeting or within ten days of the date on which notice of a special meeting for the election of directors is first given to shareholders.

The Board of Directors meets on a quarterly basis. Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or is required by law. Four meetings of the Board of Directors were held during fiscal 1996. The Audit Committee meet three times in Fiscal 1996. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of the Audit Committee.

                       PERFORMANCE GRAPH

The following graph compares the cumulative returns of $100 invested on June 1, 1992 in (a) the Company, (b) the index of companies which are trading on the Emerging Company Marketplace of the American Stock Exchange and (c) the service sub-index of the American Stock Exchange assuming reinvestment of all dividends.

                             GRAPH


                         5/31/92   5/31/93   5/31/94   5/31/95   5/31/96
ETS International, Inc.   $100       $ 58      $ 56      $ 63     $ 32
AMEX Market Value Index   $100       $111      $112      $125     $155
AMEX Service Sub-Index    $100       $118      $119      $135     $151

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors of ETSI has nominated John D. McKenna, John C. Mycock, Coleman S. Lyttle, Navin D. Sheth, David F. Tompkins, Thomas W. Marmon, and Lee A. Raver. All directors were elected by shareholders at the last Annual Meeting.

JOHN D. MCKENNA, Ph.D. (age 56) has been President of the ETSI since 1988, and serves as Chief Executive Officer of ETS and ETSAS and ETSW. He was President of ETS from 1978 to 1991 and has been a Director of ETS since its incorporation in 1973. Dr. McKenna received his B.S. in Chemical Engineering from Manhattan College in 1961. He received his M.S. in Chemical Engineering from New Jersey Institute of Technology in 1968 and his M.B.A. from Rider University in 1974. In 1991, Dr. McKenna received his Ph.D. from Walden University, Minneapolis, MN. Dr. McKenna's expertise in air and water pollution control applications includes economic evaluation applications, pilot plant and full scale studies of alternative pollution control techniques. He has written a textbook on air pollution technology and has authored or co-authored 31 publications on the subject of air pollution control. On May 1, 1992, Dr. McKenna was chosen by the Centennial Committee to Select Outstanding Engineering Graduates of Manhattan College of Engineering as one of Manhattan College's Outstanding Engineering Graduates. He is a member of the Tau Beta Pi, the National Honor Society of Engineering; the National Association of Environmental Professionals; and is listed in Who's Who in Engineering, Environmental Registry, Finance and Industry, the World and Science and Engineering. He is past Chairman of the State of Virginia Advisory Board on Air Pollution.

JOHN C. MYCOCK (age 57) has been Secretary/Treasurer and Director of ETSI since 1988 and serves as and Secretary/Treasurer of ETS and ETSAS. He has been an Officer and Director of ETS since 1979. He has more than twenty years experience in the field of air pollution control. Mr. Mycock currently is responsible for all precontract sales and marketing activities of ETS. He has been involved in startup and testing of scrubbers, precipitators and fabric filters. His experience has been heavily oriented to utility boiler control systems for both particulate and sulfur oxide emissions. He is the author of the handbook of Air Pollution Control Engineering and Technology and author or co-author of fifteen publications. Mr. Mycock attended Mercer County Junior College and Trenton State College.

COLEMAN S. LYTTLE (age 43) has served as President of ETS Water and Waste Management, Inc. since June 1994. From 1982 to 1994, he was President of Stamie E. Lyttle Company, Inc. and Lyttle Utilities, Inc. From 1975 to 1982, he was Senior Estimator and Project Manager of Stamie
E. Lyttle Company, Inc. Mr. Lyttle received his B.S. in Business Administration from Virginia Polytechnic and State University in 1975.

NAVIN D. SHETH (age 50) has served as Executive Vice-President of ETS Water and Waste Management, Inc. since June 1994 and Chief Operating Office since January 1996. From 1972 to May 1994, he was associated with Stamie E. Lyttle Company, Inc. in the following capacities: from 1982 to 1994 - Vice President-Finance; from 1979 to 1982 - Controller; from 1972 to 1979 - Operations Analyst. Mr. Sheth was Assistant Professor, Virginia College, Lynchburg, Virginia from 1971 to 1972. He received his B.S. in chemistry in 1967 from Bombay University and his MBA in 1971 from Atlanta University, Atlanta, Georgia.

DAVID F. TOMPKINS (age 48) has been President of ETSAS since its formation in 1990. From 1978 to 1990, he was employed by Centec Analytical Services, Inc. for which he served as President from 1985. In his positions with ETSAS and, previously with Centec, he has been responsible for technical administration of the Inorganic Analytical section as well as strategy, policy and financial planning and control of business operations. Mr. Tompkins received his B.S. in Geology from Kent State University in 1971; his B.A. in Chemistry from Kent State University in 1973 and his M.Ad. in Business Management from Lynchburg College in 1985. He was appointed a Director of the Company in 1992. He holds a patent and was the recipient of an IR 100 Award in 1984 on the PCB Field Test Kit of which he was a co-inventor.

THOMAS W. MARMON (age 64), a retired businessman, became a Director of ETSI in 1992. He has, since 1990, served as a Director of Ceres, Inc., an incentive motivation company. From 1989 to 1991, he was a Director of Western Canada Water, Vancouver, B.C., a bottled water company. From 1971 to 1987, he was a partner in Darmon, and from 1973 to 1984, he was President and a principal stockholder of Forest View Psychiatric Hospital, a provider of inpatient and outpatient psychiatric services. From 1981 to 1987, he was President and a principal stockholder of Comus, Inc., a consumer electronic manufacturer and distributor. The assets of these Grand Rapids, Michigan-based businesses were sold upon the retirement of the principals from active participation.

LEE A. RAVER (age 54) has served as a Director of ETSI since its incorporation in 1987. His educational background includes a B.S. degree in Business Administration from the University of Tennessee in 1966. For the past fifteen years, Mr. Raver has acted principally as a venture capitalist and private investor in multifamily real estate and emerging growth companies. He presently is President of Raver Realty, Inc., a real estate brokerage firm located in Richmond, VA and a director of Claycomb Press, Inc., a private publishing company located in Chevy Chase, Maryland.

It is the intention of the persons named as proxies in the accompanying proxy, unless instructed otherwise, to vote for the persons nominated by the Board. If any nominee should become unavailable to serve, the proxy may be voted for the election of such substitute nominee as may be designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

Any proposals to nominate a director or directors, other than those persons nominated by the Board, must be present in person at the meeting. The Board is not aware of any other proposals or nominations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE-NAMED NOMINEES.

ROPOSAL NO. 2 - APPROVING THE APPOINTMENT OF KPMG PEAT MARWICK AS
INDEPENDENT AUDITORS  FOR FISCAL 1997

The Board of Directors appointed KPMG Peat Marwick as independent public accountant to audit the financial statements for Fiscal 1997 and has determined that it would be desirable to request that the shareholders approve such appointment. A representative of KPMG Peat Marwick is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. Shareholder approval is not required for the appointment of KPMG Peat Marwick since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for the approval at the Annual Meeting. No determination has been made as to what action the Board would take if shareholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS.

PROPOSAL NO. 3 - APPROVING AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT PAR VALUE FROM 20,000,000 SHARES TO 30,000,000 SHARES.

As of the Record Date, in addition to the 13,415,697 Shares of Common Stock issued and outstanding, an additional 5,194,573 Shares of Common Stock were reserved for issuance under the Company's Statutory and Nonstatutory Option Plans and an additional 98,679 Shares of Common Stock were reserved for issuance upon exercise of outstanding warrants. Therefore, as of the Record Date, there were a total of 18,708,948 Shares of Common Stock either issued and outstanding or reserved for issuance out of a total of 20,000,000 authorized Shares of Common Stock, leaving a total of 1,291,051 Shares of Common Stock remaining available for subsequent issuance or reservation.

The Board of Directors believes that the increasing the number of authorized Shares of Common Stock contemplated by the proposed amendment from 20,000,000 to 30,000,000 shares is desirable to make additional unreserved Shares of Common Stock available for issuance or reservation without further shareholder action. Authorizing the Company to issue more shares than currently authorized by the Certificate of Incorporation will not affect any substantive rights, powers or privileges o holders of Shares of Common Stock, except to the extent such holders are diluted, pro rata, by the issuance of additional Shares of Common Stock. The Company has no current commitment to issue any additional Shares of Common Stock except pursuant to outstanding options and warrants as summarized above.

The Company has issued options in the past to reward performance and intends to continue this program for both management and non-management personnel. To carry out this program, the Company must reserve adequate numbers of authorized but unissued shares. In addition, the Company has made a number of acquisitions during the past several years and intends to continue seeking suitable target companies for acquisition. Most of its acquisitions have been for shares of its common stock. The Company presently has not selected a suitable company for acquisition nor is it negotiating any acquisition. However, it may do so in the future. To accomplish its objective of growing through acquisitions, it needs additional authorized shares of common stock. In addition, it is possible that the Company must expend funds to improve the equipment, facilities, staff or marketing of any acquired company.

Finally, the Company, in order to grow its environmental construction business, particularly in the area of trenchless sewer and water main rehabilitation, believes that it is desirable to purchase new specialized construction equipment, to upgrade existing equipment and to market its services throughout Florida and Virginia. In addition, the Company continually purchases and upgrades its laboratory equipment and markets its laboratory services and environmental products. Although its last quarter has been profitable, it may, in the future, desire to raise equity capital rather than depend solely on reinvestment of positive cash flow to fund these areas of potential growth. In the immediate future, the Company expects to seek additional equity financing to fund a portion of its planned capital improvement and expansion needs for calendar year 1997. There can be no assurance that the Company will receive commitments for such financing on terms acceptable to it. Such financing is not presently expected to require the issuance or reservation of any of the additional Shares of Common Stock to be authorized by the amendment, although the actual number of shares issued or reserved will depend on, among other things, the structure of any such financing and future market conditions, which cannot be predicted at this time. The Board of Directors believes, however, that having additional shares authorized and available for issuance or reservation will allow ETSI to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate ETSI's growth plans, including capital arising transactions and acquisitions. The Company does not presently contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law or a regulatory authority, such as its obligation under the terms of its listing of the Emerging Company Marketplace of the American Stock Exchange to obtain shareholder approval for certain stock issuances. Except as indicated above, the Board of Directors has no current plans to effect any such potential actions.

The amendment to the articles of incorporation contemplated by this proposal would have an anti-takeover effect. However, the Company is not aware of any specific effort by an party or parties to take a controlling interest in the Company. Neither the articles of incorporation or by-laws contain other provisions having anti-takeover effect and management of the Company does not contemplate proposing other anti-takeover measures in future proxy solicitations. In the event, a take-over of the Company is threatened, through purchases of shares on the open market, a proxy contest for control of the board of directors or a tender offer to stockholders, the Company may issue Shares of Common Stock to parties friendly to Management in order to thwart such threat or the Company may offer rights to purchase Shares of Common Stock to existing stockholders at preferential prices in the event the party or parties threatening the take-over acquire an aggregate of a certain percentage of the outstanding stock. The purposes of the adoption of the amendment to the articles of incorporation described above are not related to its possible anti-takeover effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT PAR VALUE FROM 20,000,000 SHARES TO 30,000,000 SHARES.

PROPOSAL NO. 4 - APPROVING AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING 5,000,000 SHARES OF PREFERRED STOCK WITHOUT PAR VALUE.

As discussed above under "Proposal No. 3" the Company anticipates that it may need additional capital to fund its capital requirements and growth. In the immediate future, the Company expects to seek additional equity financing to fund a portion of its planned needs for calendar year 1997.

This amendment to ETSI's certificate of incorporation would authorize the creation of 5,000,000 shares of preferred stock. Under the terms of the amendment, the preferred stock may be issued, from time to time, in one or more classes. The attributes of each such class would be designated by the Board of Directors prior to issuance. Attributes which may but need not be given to any given class by the board include preference over the common stock in the event of liquidation of the Company, dividend (cumulative or noncumulative) dividend rights either on a fixed or variable basis, the right to participate in dividends declared to shareholders of Common Stock, voting and conversion into Shares of Common Stock at a fixed ratio or variable ratio dependent on factors such a the market price of the Common Stock.

This flexibility of structure makes the existence of preferred stock a powerful tool to raising capital. On the other hands, shareholders of Common Stock may be adversely affected by this flexibility. For example, their dividends may be reduced by dividends declared and paid to holders of one or more classes of preferred stock; their percentage ownership of ETSI may be reduced by conversion of shares of preferred stock into Shares of Common Stock; their control of ETSI may be reduced by voting rights, including super voting rights, which may be granted holders of one or more classes of preferred stock.

There can be no assurance that the Company will receive commitments for such financing on terms acceptable to it. The Board of Directors believes, however, that having preferred stock authorized and available for issuance or reservation will allow ETSI to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate ETSI's growth plans, including capital arising transactions and acquisitions. The Company does not presently contemplate seeking stockholder approval for any future issuances of preferred stock unless required to do so by an obligation imposed by applicable law or a regulatory authority, such as its obligation under the terms of its listing of the Emerging Company Marketplace of the American Stock Exchange to obtain shareholder approval for certain stock issuances. Except as indicated above, the Board of Directors has no current plans to effect any such potential actions. The Company has no present intention to issue any shares of the preferred stock to be authorized pursuant to this proposal.

The amendment to the articles of incorporation contemplated by this proposal would have an anti-takeover effect. However, the Company is not aware of any specific effort by an party or parties to take a controlling interest in the Company. Neither the articles of incorporation or by-laws contain other provisions having anti-takeover effect and management of the Company does not contemplate proposing other anti-takeover measures in future proxy solicitations. In addition to the benefits discussed in Proposal No. 3 relating to the authorization of additional Shares of Common Stock) in the event the Company is threatened, through purchases of shares on the open market, a proxy contest for control of the board of directors or a tender offer to stockholders, the Company may issue Shares of Preferred Stock, convertible into Shares of Common Stock to parties friendly to Management in order to thwart such threat or the Company may offer rights to convertible and/or voting preferred stock to existing stockholders at preferential prices in the event the party or parties threatening the take-over acquire an aggregate of a certain percentage of the outstanding Common Stock. However, the purposes of this amendment to the Company's articles of incorporation, as previously stated, are not related to any anti-take-over strategies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AUTHORIZING 5,000,000 SHARES OF PREFERRED STOCK WITHOUT PAR VALUE.

Exhibit

            PROPOSED AMENDMENT TO ARTICLES OF AMENDMENT

"The Articles of Incorporation of ETS International are he hereby amended by deleting Article III in its entirety and substituting in place thereof the following:

2. (a) The aggregate number of shares which the Corporation is authorized to issue is as follows:
         Class       Number of Shares   Par Value
         Common      30,000,000         No Par Value
         Preferred    5,000,000         No Par Value

(b) The Board of Directors of the Corporation (the "Board of Directors") may, by amending these Articles of Incorporation (the "Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law, of (i) any class of shares, before the issuance of any shares of that class, or (ii) one or more series within a class, before the issuance of any shares within that series.

(c) The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Article 2(c)) may be divided into one or more series and issued from time to time with such preferences, privileges, limitations, and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted form time to time by law to fix:

(i) the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding);

(ii) the rate or amount (or the method of determining the rate or amount) and times at which the form in which, and the preferences and conditions under which dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

(iii) the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

 (iv) the amount or amounts and rights and preferences, if any, to which the Holders (as defined in Article 3 below) of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

(v) the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock), as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation

(vi) the right, if any, of the Holders of a particular series, the Corporation or another person to convert, or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property, or to exchange or cause exchange of such shares for shares, classes or series or other securities, cash, indebtedness or other property, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and exchange, and the terms and conditions or adjustments, if any, at which such conversion or exchange amy be made or caused;

(vii) the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchase or otherwise acquired;

(viii) the voting rights, if any, including special, conditional or limited voting rights, of the shares of a particular series in addition to those required by law, including the number of votes per shares and any requirement for the approval by the Holders of shares of all series of preferred stock, or of the shares of one or more series thereof., or of both, in any amount greater than a majority up to such amount as in accordance with applicable law or these Articles, as a condition to specified corporation action or amendments to the Articles;

(d) shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall e canceled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

(e) The Holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole power to vote for the election of directors except as (i) otherwise expressly provided in the serial designation of any series of preferred stock, (ii) otherwise expressly provided in these Articles and (iii) otherwise expressly provided by the ten existing laws of the Commonwealth of Virginia. The Holders of common stock will have one vote for each share of common stock held by them.

(f) No Holder of shares of stock of any class of the Corporation will have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof."

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act required ETSI officers and directors, and persons who own more than ten percent of a registered class of the ETSI's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish ETSI with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to ETSI, the company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

REVOCABILITY OF PROXY

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, not such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

PROPOSALS OF SHAREHOLDERS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Annual Meeting of Shareholders for fiscal 1998 and received at the Company's executive offices no later than July 31, 1997, will be included in the Company's Proxy Statement and form of proxy relating to such Annual Meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

METHOD OF COUNTING VOTES

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under the rules and regulation of the primary trading markets applicable to most brokers, both the election of directors or the ratification of the appointment of accountants are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Under Virginia law, broker non-votes will have no impact on the election of directors or the ratification or the appointment of the Company's accountants. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of accountants. As to Item 1, the Proxy confers authority to vote for all of the seven persons listed as candidates for a position on the board of directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted "for" Items 2, 3, and 4 unless "against" or "abstain" is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of Management.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

ETSI has filed with the Securities and Exchange Commission its Annual Report on Form 10-K. Shareholders wishing to receive a copy of ETSI's 1996 Form 10-K may receive it without charge by writing ETS
International, Inc., 1401 Municipal Road, NW, Roanoke, Virginia 24012-
1309.

                 BY ORDER OF THE BOARD OF DIRECTORS


                 John C. Mycock
                 Secretary to the Board
                 October 4, 1996

                          PROXY
         FISCAL 1997 ANNUAL MEETING OF SHAREHOLDERS
                   ETS INTERNATIONAL, INC.
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF THE CORPORATION
The undersigned Shareholder of ETS International, Inc., Roanoke, Virginia, having received the Notice dated October 4, 1996, of the Fiscal 1997 Annual Meeting of Shareholders, hereby nominates, constitutes, appoints and authorizes David F. Tompkins and Elizabeth H. Wirt, and each of them with full power to act alone, as proxies with full power of substitution, for me and in my name, place and stead, to vote all the common stock of said corporation standing in my name on its books on August 31, 1996, at the Fiscal 1997 Annual Meeting of Shareholders to be held at the ETSI headquarters, 1401 Municipal Road, NW, Roanoke, Virginia 24012 at 10:00 a.m., Friday, October 25, 1996 or at any adjournments thereof, with all the power the undersigned would possess if personally present, as follows:

1.  The election of the seven (7) directors listed in the Proxy
Statement dated October 4, 1996, accompanying the Notice of said meeting for terms of one year each and until their successors are elected and qualify. CUMULATIVE VOTING IS NOT PERMITTED.

    IF YOU WISH YOUR VOTES TO BE CAST FOR ALL OF THE SEVEN (7) PERSONS LISTED BELOW, PLACE AN "X" IN THIS BOX [ ].

    IF YOU DO NOT WISH TO VOTE FOR ALL OF THE CANDIDATES, LINE OUT THE NAMES OF PERSONS FOR WHOM YOU DO NOT CHOOSE TO VOTE:

                 DIRECTORS:
               John D. McKenna
               John C. Mycock
               Coleman S. Lyttle
               Navin D. Sheth
               David F. Tompkins
               Thomas W. Marmon
               Lee A. Raver

2. Approval of the appointment of KPMG Peat Marwick as independent auditors for Fiscal year 1997.
              FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

3. Approval of an amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock without par value from 20,000,000 shares to 30,000,000 shares.
               FOR [ ]         AGAINST [ ]        ABSTAIN [ ]


4. Approval of an amendment to the Company's articles of incorporation creating 5,000,000 authorized shares of preferred stock without par value.

               FOR [ ]         AGAINST [ ]        ABSTAIN [ ]

5. Upon such other business as may be brought before the meeting or any adjournments thereof. The Board of Directors at present has no other business to be presented.

THIS PROXY CONFERS AUTHORITY TO VOTE FOR ALL OF THE SEVEN PERSONS LISTED EVEN THOUGH THE BLOCK IN ITEM 1 IS NOT MARKED UNLESS THE NAMES OF ONE OR MORE CANDIDATES ARE LINED OUT. THIS PROXY WILL BE VOTED "FOR" ITEMS 2, 3, AND 4 ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND THE COST OF SAME IS BORNE BY THE CORPORATION. THIS PROXY MAY BE REVOKED BY
WRITING THE SECRETARY TO THE BOARD, ETS INTERNATIONAL, INC., 1401
MUNICIPAL ROAD, ROANOKE, VIRGINIA 24012-1309 OR IN PERSON AT THE FISCAL 1997 ANNUAL MEETING OF SHAREHOLDERS AT ANY TIME PRIOR TO ITS EXERCISE.

Date: ____________________________________

Name:_____________________________________
     Beneficial Shareholder (Please Print)

Address:__________________________________


  __________________________________

Signature(s) ______________________________
             (All Shareholders must sign.)

        NUMBER OF SHARES VOTING __________________

IF SHARES ARE NOT REGISTERED IN YOUR NAME, PLEASE GIVE THE NAME AND ADDRESS OF THE PERSON OR ENTITY IN WHOSE NAME THEY ARE REGISTERED.



       ________________________________________


       ________________________________________


       ________________________________________
              (This must be completed if applicable.)

Please date, fill in your complete name and address and sign above exactly as your name or names appear hereon, and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one fiduciary, all should sign. All joint owners must sign.